Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Equity Incentive Award Plan, 2014 Employee Stock Purchase Plan and 2016 Employment Commencement Incentive Plan of Ardelyx, Inc. of our report dated March 8, 2021, with respect to the financial statements of Ardelyx, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

March 8, 2021